UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2011 (September 6, 2011)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On September 6, 2011, Koss Corporation (“Koss”) distributed a letter to stockholders (“Letter to Stockholders”) along with its annual report to stockholders.  The Letter to Stockholders presents, among other things, the consolidated balance sheet, the consolidated statement of operations, and certain management information.

The Letter to Stockholders contains forward-looking statements.  These statements relate to future events or Koss’ future financial performance.  In some cases, it is possible to identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating forward-looking statements, consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for Koss’ and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements in the Letter to Stockholders are only made as of the date of the Letter to Stockholders, and Koss undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  In addition, such uncertainties and other operational matters are discussed further in Koss’ quarterly and annual filings with the Securities and Exchange Commission.

A copy of the Letter to Stockholders is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description

Exhibit 99.1	Letter to Stockholders dated September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 8, 2011	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President